As filed with the Securities and Exchange Commission on March 1, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EASTERN VIRGINIA BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	54-1866052
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

330 Hospital Road Tappahannock, Virginia	22560
(Address of Principal Executive Offices)	(Zip Code)

EASTERN VIRGINIA BANKSHARES, INC. AMENDED AND RESTATED EMPLOYEE

STOCK PURCHASE PLAN

(Full title of the plan)

Joe A. Shearin

President and Chief Executive Officer

Eastern Virginia Bankshares, Inc.

330 Hospital Road

Tappahannock, Virginia 22560

(804) 443-8400

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

Susan S. Ancarrow, Esq.

Troutman Sanders LLP

1001 Haxall Point

P.O. Box 1122

Richmond, Virginia 23218-1122

Telephone: (804) 697-1861

Facsimile: (804) 698-6015

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered[1]	Amount to be registered[2]	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $2.00 par value	881 shares	$3.09 [3]	$2,723[3]	$1.00

[1]

Common Stock, $2.00 par value, offered by Eastern Virginia Bankshares, Inc. (the “Corporation”) pursuant to the Eastern Virginia Bankshares, Inc. Amended and Restated Employee Stock Purchase Plan (the “Restated Plan”).

[2]

The Corporation previously registered 1,000 shares of Common Stock to be offered pursuant to its Employee Stock Purchase Plan (the “Original Plan”) on Form S-8 (the “Original Registration Statement”) filed with the Securities and Exchange Commission on November 20, 2002 (File No. 333-101346). The Restated Plan replaces the Original Plan and the 881 shares of Common Stock to be registered pursuant to this Registration Statement for issuance in connection with the Restated Plan were previously registered under the Original Registration Statement for issuance in connection with the Original Plan but were never issued pursuant to the Original Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Restated Plan.

[3]

Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price and proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee and were determined based on the average of the high and low sales prices of the Corporation’s Common Stock on February 28, 2012 as reported by the NASDAQ Global Select Market.

Part I — Information Required in the Section 10(a) Prospectus

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428.

Part II — Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The Corporation hereby incorporates by reference into this Registration Statement the following documents:

(a)	The Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2011;

(b)	The Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed with the Commission on May 16, 2011;

(c)	The Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, filed with the Commission on August 15, 2011;

(d)	The Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011, filed with the Commission on November 14, 2011;

(e)	The Corporation’s Current Reports on Form 8-K filed with the Commission on February 22, 2011 (solely with respect to information filed pursuant to Item 1.01 and, to the extent information is incorporated into Item 1.01, 9.01), March 1, 2011, May 17, 2011, July 27, 2011, and September 21, 2011 (solely with respect to information filed pursuant to Item 5.02);

(f)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by the Corporation since December 31, 2010; and

(g)	The description of the Corporation’s capital stock contained in the Form 8-A12g filed with the Commission on December 29, 1997, in the Corporation’s Bylaws, as amended, filed as Exhibit 3.3 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on March 11, 2010 and in the Corporation’s Amended and Restated Articles of Incorporation, filed as Exhibit 3.1 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 10, 2009, as amended by the Articles of Amendment to the Articles of Incorporation, filed as Exhibit 3.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on January 13, 2009 (the “Articles”).

All documents filed by the Corporation subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment hereto which either indicates that all securities offered hereby have been sold or deregisters all such securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from their respective dates of filing. Any statement in this Registration Statement, or in a document incorporated or deemed incorporated herein, shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Articles of Incorporation of the Corporation provide that the Corporation shall, to the full extent permitted by Virginia law (which includes the Virginia Stock Corporation Act (“VSCA”)), indemnify against liability a director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The VSCA permits a corporation to indemnify its directors and officers against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation or to other corporations or enterprises that the director or officer was serving at the request of the corporation, except in the case of willful misconduct or a knowing violation of a criminal law. The Corporation is required to indemnify its directors and officers in all such proceedings if they have not violated this standard.

Under the VSCA, a Virginia corporation may not indemnify a director or officer for an adverse judgment in a proceeding by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for reasonable expenses.

In addition, the Articles of the Corporation provide that the Corporation shall advance expenses incurred by a director or officer in a proceeding, in advance of a final disposition of the proceeding, if:

•	the director or officer furnishes the Corporation a written statement of his good faith belief that he is entitled to indemnification pursuant to the Articles;

•

the director or officer furnishes the Corporation a written undertaking to repay the advance if it is ultimately determined that he did not meet the standard for indemnification provided in the Articles; and

•	a determination pursuant to Virginia law is made that the facts then known would not preclude indemnification under the Articles.

The indemnification provided by the Corporation’s Articles is not exclusive of any right to indemnification to which a director or officer may be entitled, including without limitation rights conferred by applicable law and any right under policies of insurance that may be purchased and maintained by the Corporation.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

An Exhibit Index appears at page 7 hereof and is incorporated by reference herein.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Essex, Commonwealth of Virginia, on March 1, 2012.

Eastern Virginia Bankshares, Inc.

By:	/s/ Joe A. Shearin
Joe A. Shearin
President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe A. Shearin and J. Adam Sothen, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in his capacity as a director or officer, or both, of Eastern Virginia Bankshares, Inc., to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, including any amendment to this Registration Statement for the purpose of registering additional shares in accordance with General Instruction E to Form S-8, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act necessary or desirable to be done in connection with the above-described matters, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Capacity	Date

/s/ Joe A. Shearin	President, Chief Executive	March 1, 2012
Joe A. Shearin	Officer & Director

/s/ J. Adam Sothen	Executive Vice President &	March 1, 2012
J. Adam Sothen	Chief Financial Officer

Director & Chairman of the
W. Rand Cook	Board of Directors

/s/ F.L. Garrett III	Director & Vice Chairman of	March 1, 2012
F.L. Garrett III	the Board of Directors

/s/ W. Gerald Cox	Director	March 1, 2012
W. Gerald Cox

/s/ Michael E. Fiore	Director	March 1, 2012
Michael E. Fiore

/s/ Ira C. Harris	Director	March 1, 2012
Ira C. Harris

/s/ F. Warren Haynie, Jr.	Director	March 1, 2012
F. Warren Haynie, Jr.

/s/ Eric A. Johnson	Director	March 1, 2012
Eric A. Johnson

/s/ W. Leslie Kilduff, Jr.	Director	March 1, 2012
W. Leslie Kilduff, Jr.

/s/ William L. Lewis	Director	March 1, 2012
William L. Lewis

/s/ Charles R. Revere	Director	March 1, 2012
Charles R. Revere

/s/ Howard R. Straughan, Jr.	Director	March 1, 2012
Howard R. Straughan, Jr.

/s/ Leslie E. Taylor	Director	March 1, 2012
Leslie E. Taylor

/s/ Jay T. Thompson, III	Director	March 1, 2012
Jay T. Thompson, III

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Troutman Sanders LLP with respect to the validity of the Common Stock.

23.1	Consent of Troutman Sanders LLP (contained in Exhibit 5.1 hereto).

23.2	Consent of Yount, Hyde & Barbour, P.C.

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

99.1	Eastern Virginia Bankshares, Inc. Amended and Restated Employee Stock Purchase Plan.

99.2	Form of Eastern Virginia Bankshares, Inc. Amended and Restated Employee Stock Purchase Plan Enrollment Form.